Exhibit 10.1(b)

[LOGO]

A French société anonyme with Executive Board and Supervisory Board,

capitalized at 423,120 €

Registered offices: 17, Place de la Résistance – 92130 Issy-les-Moulineaux

Nanterre Trade Register 412 027 492

AMENDMENT TO THE

CONVERTIBLE BOND ISSUE AGREEMENT

BY AND BETWEEN THE UNDERSIGNED:

-	TRAQUEUR, a French société anonyme, capitalized at 422,955 €, with registered offices at 17, Place de la Résistance, Issy Les Moulineaux (92130), registered in the Nanterre Trade Register under No. 412 027 492, duly represented by Mr. Stéphane Schmoll, Chairman of the Executive Board;

hereinafter the “Issuer” or the “Company”;

Party of the first part;

-	Mr. Jean-Jacques SCHMOLL, residing at 141, rue de Longchamp, 75116 Paris, married under the legal system of joint ownership of property (communauté universelle);

-	Mr. Stéphane SCHMOLL, residing at 16, rue Descartes, 92190 Meudon, married under the legal system of community property for all assets acquired after marriage (communauté de biens réduite aux acquêts);

referred to hereinafter together as the “Officers”;

-	Mr. Luc CHAMBON, residing at 107, rue de l’Université, 75007 Paris, married under the legal system of community property for all assets acquired after marriage, duly represented for the purposes of this agreement by Mr. Stéphane Schmoll under a power of attorney;

Messrs. Stéphane Schmoll and Luc Chambon are hereinafter designated together as the “Executive Board”;

Party of the second part;

-	The company LOJACK, INC., a Delaware corporation, registered under No. (FED ID) 04-2664794, duly represented by Mr. Stéphane Schmoll under a power of attorney;

-	The company SIGEFI VENTURES GESTION, a French société anonyme, capitalized at 422,670 €, with registered offices at 139, rue Vendôme, Lyons (69006), with a single identification number in the Lyons Trade Register of 420 732 661, acting in the name of, on behalf of and in its capacity as the management company of the FCPR [risk fund] SIPAREX VENTURES 1 and the FCPIs [innovation funds] ING (F) ACTIONS INNOVATION 1, ING (F) ACTIONS INNOVATION 2 UNI-INNOVATION 1, and acting also in the name of, on behalf of, and in its capacity as the delegatee for the management of the unlisted assets of the FCPI INDOCAM INNOVATION I, represented by Mr. Michel FAURE, duly authorized for this purpose;

-	The company SIPAREX CROISSANCE, a French société en commandite par actions (partnership), capitalized at 65,683,095 €, with registered offices at 139 rue Vendôme, 69006 Lyons, registered under the single identification number 312 056 641 in the Lyons Trade Register, represented by its manager, the SIGEFI Company, a French société par actions simplifiée, capitalized at 1,891,336 €, with registered offices at 139 rue Vendôme, 69006 Lyons, registered under the single identification number of 331 595 587 in the Lyons Trade Register, which is itself represented by Mr. Michel FAURE, duly authorized for the purposes of this agreement;

-	The company SIPAREX DEVELOPPEMENT, a French société en commandite par actions, capitalized at 34,009,245 €, with registered offices at 166 rue du Faubourg Saint Honoré, 75008 Paris, registered under the single identification number 378 213 375 in the Paris Trade Register, represented by its manager, the SIGEFI Company, a French société par actions simplifiée, capitalized at 1,891,336 €, with registered offices at 139 rue Vendôme, 69006 Lyons, registered under the single identification number of 331 595 587 in the Lyons Trade Register, which is itself represented by Mr. Michel FAURE, duly authorized for the purposes of this agreement;

-	The company CREDIT LYONNAIS PRIVATE EQUITY, a French société anonyme with Executive Board and Supervisory Board, capitalized at 8,000,000 €, with registered offices at 43/47, avenue de la grande armée, Paris (75116), registered in the Paris Trade Register under No. B 428 711 196, and represented by Mr. Roland DERRIEN, acting in the name of, on behalf of and in its capacity as the management company of the FCPR CL Capital Développement 1 and the FCPI Crédit Lyonnais Innovation 1;

-	The company VIVERIS MANAGEMENT, a French société par actions simplifiée, capitalized at 91,500 €, with registered offices in Marseilles, and registered in the Marseilles Trade Register under No. 432 544 773, represented by Mr. MARC VILLECROZE ABDELOUHAB, duly authorized for this purpose, acting in the name of, on behalf of, and in its capacity as the management company of INNOVERIS, an investment fund (Fonds Commun de Placement) for innovation;

-	BNP PARIBAS DEVELOPPEMENT, a French société par actions simplifiée, capitalized at 68,000,000 €, with registered offices in rue Chauchat, Paris (75009), and registered in the Paris Trade Register under No. B 348 540 592, represented by Mr. Michel ALHEN, duly authorized for the purposes of this agreement;

hereinafter referred to collectively as the “Subscribers”, acting without joint liability;

Party of the third part;

-	Mr. Xavier GERARD, residing at 21, boulevard Beauséjour, 75116 Paris, married under the legal system of joint ownership of all property (régime de la participation aux acquêts);

-	Mr. Hervé RIPAULT, residing at 4, boulevard des Sablons, 92200 Neuilly-sur-Seine, married under the legal system of separation of property;

-	Mercure Epargne Longue SA, a French société d’investissement à capital variable (open-end investment company), with registered offices at 4-6 Rond Point des Champs-Élysées, 75008 Paris, registered in the Paris Trade Register under No. 438 848 848, represented by Mrs. Anouk BARA, duly authorized for the purposes of this agreement under a power of attorney signed by Mr. Nicolas TREBOUTA;

-	Mrs. Anne BATESON, residing at 90, rue de Grenelle, 75007 Paris, married under the legal system of separation of property;

referred to hereinafter collectively as the “Group A Subscribers”, acting without joint liability;

Party of the fourth part;

The parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

The Parties have agreed on the need to increase the equity capital of the Company by implementing a short-term financing for the enterprise.

In order to structure this short-term financing, in a Special Shareholders’ Meeting held on February 21, 2003, the Parties adopted the first resolution authorizing the Executive Board to issue bonds convertible into shares of the Company (hereinafter the “CB”), and maintain the shareholders’ preemptive subscription right.

The Group A Subscribers have decided to limit the total subscription of the Group A Shareholders to Eight Hundred Twenty-Six Thousand Nine Hundred Ninety-Five (826,995) euros, with the balance of the issue, which is One Million One Hundred Seventy-Three Thousand (1,173,000) euros to be fully subscribed by the Subscribers (owners of Class B or C shares of Company stock) as allotted subscriptions and subscriptions to additional shares.

Following the operations for the issue of the CB, the Company verified the presence of a material error in the CB issue agreement dated March 20, 2003 (hereinafter the “Agreement”). The purpose of this amendment is to correct said material error.

NOW, THEREFORE, IT HAS BEEN AGREED AS FOLLOWS:

article 1 – CORRECTION OF THE TABLE OF SUBSCRIPTION COMMITMENTS

The table summarizing the subscription commitment of the Subscribers and the Group A Subscribers inserted in Article 3 (Commitment of the Parties) is hereby amended for the line “Mrs. Anne Bateson”, in order to make the number of CB subscribed consistent with the amount in euros which she subscribed, and is now:

Subscribers	Allotted shares	Additional shares	Total	Amount Subscribed (in €)
LoJack	5,847	17,081	22,928	343,920
Funds managed by Sigefi and SVG	9,811	13,117	22,928	343,920
FCPI CLI	0	0	0	0
CLCD 1	7,450	10,786	18,236	273,540
BNP Développement	2,220	2,699	4,919	73,785
Innoveris	2,343	6,846	9,189	137,835

Sub-total Subscribers	27,671	50,529	78,200	1,173,000

Mr. Xavier Gérard	3,967	9,433	13,400	201,000
Mr. Hervé Ripault	761	573	1,334	20,010
Mercure Epargne Longue SA	1	11,656	11,657	174,855
Mrs. Anne Bateson	1,465	0	1,465	21,975

Sub-total Group A Subscribers	6,194	21,662	28,632	417,840

Total	33,865	72,191	106,056	1,590,840

ARTICLE 2 – INTERPRETATION

2.1 All other provisions of the Agreement remain unchanged.

2.2 All capitalized terms used in this amendment have the same meanings as defined in the Agreement, unless defined otherwise in this amendment.

Executed in fifteen (15) originals, with each Party initialing and signing its own copy;

Paris, March 25, 2003.

Traqueur SA Represented by Mr. Stéphane SCHMOLL	Mr. Stéphane SCHMOLL

Mr. Jean-Jacques SCHMOLL	Mr. Luc CHAMBON

SIPAREX CROISSANCE Represented by Mr. Michel FAURE	SIGEFI VENTURES GESTION Represented by Mr. Michel FAURE

SIPAREX DEVELOPPEMENT Represented by Mr. Michel FAURE	LOJACK Inc. Represented by M. Stéphane SCHMOLL

CREDIT LYONNAIS PRIVATE EQUITY Represented by Mr. Roland DERRIEN	VIVERIS MANAGEMENT Represented by Mr. Marc VILLECROZE ABDELOUHAB

BNP PARIBAS DEVELOPPEMENT Represented by Mr. Michel ALHEN	Mr. Xavier GERARD

Mrs. Anne BATESON	Mr. Hervé RIPAULT

Mercure Epargne Longue Represented by Mrs. Anouk BARA